Exhibit 10.18

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is entered into as of the __ day of March 2011, by and between Neonode, Inc., a Delaware Company (the “Company”), and the entity set forth on the signature page (the “Investor”).

WHEREAS, the Company and the Investor entered into an Amendment to Convertible Note Agreement dated as of September 27, 2010 (the “Amendment”); and

WHEREAS, pursuant to the Amendment, the Company issued to the Investor the number of warrants set forth in Exhibit 1 hereto (the “Current Warrants”) to purchase fully-paid and non-assessable restricted shares of common stock of the Company, at a price of $0.055 per share (the “Current Warrant Shares”); and

WHEREAS, the Company requires an infusion of funds in order to finance the operations of the Company; and

WHEREAS, the Investor is willing to exercise the Current Warrants and make available a convertible loan to the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Exercise of Current Warrants.

1.1           Simultaneously with the execution of this Agreement, the Investor shall complete and deliver to the Company a warrant exercise notice/Form of Subscription in the form attached hereto as Exhibit 2, for the exercise of the number of Current Warrants and the purchase of the number of Current Warrant Shares set forth in Exhibit 1, at an exercise price of $0.02, $0.04 or $0.055 per share.

1.2           Simultaneously with the execution of this Agreement, the Investor shall deliver to the Company the aggregate warrant exercise price in the amount set forth in Exhibit 1 hereto for the number Current Warrant Shares being purchased hereunder.

2.           Grant of Replacement Warrants.

Simultaneously with the execution of this Agreement, the Company shall deliver to the Investor a common stock purchase warrant between the Investor and the Company substantially in the form attached hereto as Exhibit 3, providing the Investor with 5-year warrants to purchase fully-paid and non-assessable restricted shares of common stock of the Company, at an exercise price of $0.125 per share (the “Replacement Warrants”).  The number of Replacement Warrants shall be equal to fifty percent (50%) of the number of Current Warrants being exercised hereunder, as set forth in Exhibit 1 hereto.

3.           Convertible Loan.

3.1           The Investor agrees to lend to the Company the amount set forth opposite its name in Exhibit 4 hereto (the “Loan”), subject to the terms and conditions of this Agreement.

3.2           The Investor will transfer the Loan to the Company, in accordance with the wire transfer instructions provided in writing by the Company to the Investor, on the first business day following the approval of this Agreement by the Company’s Board of Directors (the “Closing”). At the Closing, the Company will deliver to the Investor a Convertible Promissory Note substantially as set forth in Exhibit 5

3.3           The Loan will bear interest at a rate of 7% per year.  The accrued interest will be payable semi-annually on June 30 and December 31 of each year.  During each interest period, the Investor, solely at their discretion, may elect to have interest payable on the Loan (i) paid in cash or (ii) paid in kind through the delivery to the Investor of new Loans with an aggregate par value equivalent to the interest amount payable for the period under consideration.  The Investor will provide the Company 45 days’ notice prior to the semi-annual payment as to their pay in cash or pay in kind election.

3.4           Subject to Section 4 below, the Loan will be repaid on or prior to March 1, 2014 (the “Due Date”).  Without derogating from the provisions of Section 4 below, in the event that the Loan and accrued interest shall not be repaid by the Company by the Due Date and the Investor has not converted the Loan pursuant to Section 4 below, the Investor’s sole remedy for such non payment shall be the payment of additional interest at a rate of 10% per annum.

3.6           Grant of Warrant.  Simultaneously with the execution of this Agreement, the Company shall deliver to each Lender a Common Stock Purchase Warrant (the “Warrant Agreement”) between each Lender and the Company substantially in the form attached hereto as Exhibit 6 providing the Lenders with a right to purchase such number of fully-paid and non-assessable restricted shares of common stock of the Company that is equal in value to twenty-five percent (25%) of the Loan, at an exercise price of $0.125 per share, as set forth in Exhibit 4 hereto (the “Warrant Shares”).

4.           Conversion

4.1           Automatic Conversion

4.1.1           In the event that on or before the Due Date, the Company’s common stock is traded at a price per share of $0.25 or higher for five (5) consecutive trading days, then, the Loan shall be automatically converted into fully-paid and non-assessable restricted shares of common stock of the Company (the “Restricted Shares”), at a price of $0.10 per share.

4.1.2           Notwithstanding the automatic conversion pursuant to Section 4.1 above, the Company will continue to pay interest on the Loan as if the Loan were still outstanding until six (6) months after the automatic conversion, and the post-conversion interest will be paid in cash or stock, at the Investor’s option.

4.1.3           In the event that on or before the Due Date, the Company consummates a financing in the amount of at least $5 million (the “Financing”), then the Loan shall be automatically converted into Restricted Shares, at a price equal to the lower of (a) $0.10 per share or (b) the price per share of the securities issued pursuant to the Financing.  Such conversion shall be conditional upon, and concurrent with, the closing of the Financing.

4.1.4           Notwithstanding the automatic conversion pursuant to Section 4.3 above, the Company will continue to pay interest on the Loan as if the Loan were still outstanding until twelve (12) months after the automatic conversion, and the post-conversion interest will be paid in cash or stock, at the Investor’s option.

4.2           Optional Conversion. Without derogating from the provisions of Section 5 below, the Investor shall have at any time prior to the Due Date (including immediately prior to an Event of Acceleration, as defined below) the option to convert the Loan into Restricted Shares, at a price of $0.10 per share.

4.4           The Company shall, promptly upon any conversion of the Investor’s Loan, issue and deliver to the Investor a certificate representing the number of shares of the Restricted Shares to which the Investor shall be entitled upon conversion of the Investor’s Loan (bearing such legends as are required under applicable law, in the opinion of counsel of the Company).

5.           Acceleration of Conversion.

The Loan will become, in the Investor’s sole discretion, either repayable or convertible pursuant to the terms set forth in Section 4.2 above, upon the occurrence of an Event of Acceleration (as defined below) that occurs prior to the conversion of the Loan under Section 4 above. For the purposes of this Section 4, an “Event of Acceleration” shall be deemed to exist upon the occurrence of any of the following:  (a) the Company files a petition in bankruptcy, files a petition seeking any reorganization, arrangement, composition, or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors; (b) a receiver, trustee, or similar officer is appointed for the business or a significant part of the property of the Company, and such appointments are not stayed, enjoined, or discharged within forty five (45) days from their commencement; (c) any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against the Company, and such actions are not stayed, enjoined, or discharged within forty five (45) days from their commencement;  (d) the Company adopts a resolution for discontinuance of its business or for its liquidation, dissolution or winding-up; or (e)  a sale of all or substantially all of the assets of the Company.

6.           Information on the Company

Each Investor has been furnished with or has had access at the EDGAR Website of the SEC to the Company's Amended Form 10-K filed on May 12, 2010 for the fiscal year ended December 31, 2009 and the financial statements included therein for the year ended December 31, 2009, together with all subsequent filings made with the SEC available at the EDGAR website ("Reports").  In addition, each Investor may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Investor has requested in writing, identified thereon as "Other Written Information" and considered all factors such Investor deems material in deciding on the advisability of investing in the Restricted Shares.

7.           Representations, Warranties and Covenants of the Company

The Company hereby represents, warrants and covenants as follows:

7.1           Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as it is now being conducted.

7.2           Authorization, Enforceability.  (i) The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder  in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and further consent or authorization of the Company by its Board of Directors is not required; and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

7.3           Issuance of the Restricted Shares.  The Restricted Shares to be issued, sold and delivered by the Company hereunder, when so issued, sold and delivered, will be duly and validly issued, fully paid and nonassessable and will be issued in reliance upon applicable exemptions from the registration and qualification provisions of all applicable securities laws of the United States and each state whose securities laws may be applicable thereto.  All Restricted Shares will be issued free of any preemptive or similar right and free and clear of any claim, lien, security interest or other encumbrance.  Assuming the accuracy of the Investor’s representations and warranties hereunder, the issuance to the Investor of the Restricted Shares will be exempt from the registration requirements of the Securities Act and will be made in reliance upon applicable exemptions from the registration and qualification provisions of all applicable state securities laws.

8.           Representations, Warranties, Acknowledgments, of the Investors

The Investor hereby represents, warrants, acknowledges, understands and agrees (as the case may be) to the following, and acknowledges that the Company's reliance on exemption from registration pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is predicated upon the representations of the Investor set forth herein:

8.1           Authorization. The Investor has full power and authority to enter into this Agreement, and the Agreement has been duly executed by the Investor, and such authorization constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

8.2           The Restricted Shares Are Not Registered.  The Investor hereby acknowledges that the Restricted Shares will not be issued by the Company pursuant to a registration statement under the Securities Act, and therefore the Investor may be required to hold the Restricted Shares for an indeterminate period.  The Restricted Shares are issued pursuant hereto in reliance upon a specific exemption from the registration requirement of the Securities Act which depends, in part, upon the accuracy of the representations, warranties, and agreements of the Investor set forth in this Agreement.

8.3           Investment Intent.  The Investor is acquiring the Restricted Shares for the Investor’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, which resale, distribution or fractionalization would violate the Securities Act.  The Investor agrees that a legend to the foregoing effect may be placed upon any and all certificates issued representing the Restricted Shares.  Further, the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Restricted Shares, for which the Investor is purchasing.  The Investor acknowledges that he has been afforded the opportunity to ask questions of, and to obtain any information from, the Company and the Board of Directors as he or she deems necessary to determine the suitability and advisability of, and the merits and risk of, investing in the Company pursuant hereto.

8.4           Risk.  The Investor is aware that: (i) investment in the Company involves a high degree of risk, may result in a lack liquidity, and places substantial restrictions on transferability of interest; and (ii) no Federal or state agency has made any finding or determination as to the fairness for investment by the public, nor has made any recommendation or endorsement, of the Restricted Shares.

8.5           Financial Ability.  The Investor has sufficient financial resources available to support the loss of all or a portion of Investor’s investment in the Company, has no need for liquidity in the investment in the Company, and is able to bear the economic risk of the investment. The Investor is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate an investment in the Company.

8.6           Information.  The Investor has been furnished with any and all materials that he has requested relating to the Company or the offering of the Restricted Shares, and the Investor has been afforded the opportunity to ask questions of the senior management and directors of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information provided to the Investor.  The Investor understands that such material is current information about the Company and does not in any way guarantee future performance or the completion of future proposed events discussed in such material.  The Investor, either alone or with his professional advisors, has the capacity to protect his own interests in connection with this transaction.

8.7           Regulation S Exemption.  If the Investor is not a U.S. Person, the Investor understands that that the Restricted Shares are being offered and sold to him in reliance on an exemption from the registration requirements of United States federal and the state securities laws under Regulation S promulgated under the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Investor to determine the applicability of such exemptions and the suitability of the Investor to acquire the Restricted Shares.

8.8           The Investor consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Restricted Shares set forth in this Section 9.

8.9           Legend.  The certificates representing the Restricted Shares shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR NEONODE, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR NEONODE, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

9.           Miscellaneous.

9.1           Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

9.2           This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof.

9.3           Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

9.4           This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede any prior agreement, understand or contract, written or oral, with respect to the subject matter hereof and thereof.

9.5           No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

9.6           If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

9.7           This Agreement may be executed in counterparts.

IN WITNESS WHEREOF the parties have signed this Convertible Loan Agreement in one or more counterparts as of the date first hereinabove set forth.

The Company	The Investor

Name:	Name:

Title:	Title:

Date:	Date:

List of Exhibits:

Exhibit 1:                      Investor Details – Current Warrants
Exhibit 2:                      Form of Subscription – Current Warrants
Exhibit 3:                      Common Stock Purchase Warrant – Replacement Warrants
Exhibit 4:                      Investor Details – Loan
Exhibit 5:                      Convertible Promissory Note
Exhibit 6:                      Common Stock Purchase Warrant – Warrant Shares

EXHIBIT 1

INVESTOR DETAILS – CURRENT WARRANTS

Investor Name	Address

Number of Current Warrants	Current Warrants Being Exercised – Current Warrant Shares Issuable upon Exercise	Current Warrants Exercise Price	Aggregate Warrant Exercise Price	Number of Replacement Warrants (50% coverage)
$0.0____ per Share

EXHIBIT 2

FORM OF SUBSCRIPTION – CURRENT WARRANTS

FORM OF SUBSCRIPTION
(to be signed on exercise of Current Warrant)

TO:  NEONODE INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase:
______________                                ________ shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares, at a price per share of $0.0____, for a total payment of $___________.  Such payment takes the form of:
________________________U.S. dollars ($__________) in lawful money of the United States.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________ whose address is __________________________ .

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________	(Signature must conform to name of holder as specified on the face of the Warrant) (Address)

EXHIBIT 3

COMMON STOCK PURCHASE WARRANT – REPLACEMENT WARRANTS

EXHIBIT 4

INVESTOR DETAILS – LOAN

Investor Name	Loan	Number of Warrants (25% coverage)
$

EXHIBIT 5

CONVERTIBLE PROMISSORY NOTE

EXHIBIT 6

COMMON STOCK PURCHASE WARRANT – WARRANT SHARES